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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                              ---------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rules
    14a-6(e)(2) and 14c-5(d)(2))
[ ] Definitive Proxy/Information Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Wild Oats Markets, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[LOGO]


                             Wild Oats Markets, Inc.
                               3375 Mitchell Lane
                                Boulder, CO 80301

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 22, 1999

TO THE STOCKHOLDERS OF WILD OATS MARKETS, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of WILD OATS MARKETS, INC., a Delaware corporation (the "Company"), will be held on Friday, October 22, 1999 at 1:00 p.m. local time at the Company's offices at 3375 Mitchell Lane, Boulder, Colorado for the purpose of voting on a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. The proposed amendment is more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 1, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                    By Order of the Board of Directors


                                    Mary Beth Lewis
                                    Secretary

Boulder, Colorado
September 14, 1999





ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             WILD OATS MARKETS, INC.
                               3375 MITCHELL LANE
                                BOULDER, CO 80301

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of WILD OATS MARKETS, INC., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on October 22, 1999 at 1:00 p.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purpose of voting on a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (the "Share Increase Proposal"). The Special Meeting will be held at the Company's offices, 3375 Mitchell Lane, Boulder, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about September 14, 1999, to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. In addition, the Company has retained Morrow & Co. , Inc. ("Morrow") to assist in the solicitation of proxies for a fee of $3,500, plus customary out-of-pocket expenses. Morrow may contact holders of the Common Stock in person, by telephone or by use of the mails to encourage their vote in favor of the proposal presented. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the $.001 par value common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on September 1, 1999 will be entitled to notice of, and to vote at the Special Meeting. At the close of business on such date, the Company had outstanding and entitled to vote 13,292,690 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but will likewise have the same effect as negative votes.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the Share Increase Proposal.

REVOCABILITY OF PROXIES

     Stockholders of record may vote by a mail-in proxy or by telephonic means. Telephonic votes may be cast through 12:00 p.m. on October 22, 1999. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Wild Oats Markets, Inc., 3375 Mitchell Lane, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date or by a telephonic vote received at a later date. The proxy may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The Company intends to hold its 2000 Annual Meeting on or around May 1, 2000. Thus, proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than November 13, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting.



                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of September 1, 1999 by: (i) each named executive officer; (ii) each director; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                  Number
                                                of Shares            Percent
                                               Beneficially       Beneficially
Name of Beneficial Owner                        Owned (1)         Owned (%)(2)

Michael C. Gilliland (3).....................     1,704,242          12.82
  Wild Oats Markets, Inc.
  3375 Mitchell Lane
  Boulder, CO  80301
Elizabeth C. Cook (4)........................     1,704,242          12.82
  Wild Oats Markets, Inc.
  3375 Mitchell Lane
  Boulder, CO  80301
Chase Capital Partners (5)...................     1,594,057          11.99
  380 Madison Avenue, 12th Floor
  New York, NY  10017
David L. Ferguson (5)........................     1,594,057          11.99
James B. McElwee (6).........................        15,182           *
John A. Shields (7)..........................        83,341           *
David M. Chamberlain (8).....................        51,323           *
Brian K. Devine (9)..........................        12,923           *
Morris J. Siegel (10)........................         5,426           *
James W. Lee (11)............................        29,199           *
Mary Beth Lewis (12).........................        23,619           *
Ronald J. Feldman (13).......................         2,905           *
All executive officers and directors
  as a group (14 persons) (14)                    3,530,501          26.56
         .........
*    Less than one percent.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of September 1, 1999, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 13,292,690 shares of Common Stock outstanding as of September 1, 1999.

(3) Consists of 597,628 shares held by Mr. Gilliland, 51,544 shares subject to stock options that are exercisable within 60 days of September 1, 1999, 357,528 shares held by Elizabeth C. Cook, Mr. Gilliland's spouse, 6,210 shares held jointly by Mr. Gilliland and Ms. Cook, 9,750 shares held by the Michael C. Gilliland 1997 Charitable Remainder Trust, 9,750 shares held by the Elizabeth C. Cook 1997 Charitable Remainder Trust, 15,454 shares held by the Wild Oats Community Foundation, 10,290 shares held by the Ian Patrick Gilliland 1993 Trust, 635,788 shares held by the Gilliland/Cook Family Partnership, LLP and 10,290 shares held by the Stella Elizabeth Gilliland 1993 Trust. Mr. Gilliland disclaims beneficial ownership to the 1,039,100 shares held by the trusts (other than the Michael C. Gilliland 1997 Charitable Remainder Trust), Ms. Cook, the Family Partnership and Foundation.

(4)  Consists of 357,528 shares held by Ms. Cook, 597,628 shares held by Michael
     C. Gilliland, Ms. Cook's spouse, 51,544 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by Mr. Gilliland, 6,210 shares held jointly by Ms. Cook and Mr. Gilliland, 9,750 shares held by the Michael C. Gilliland 1997 Charitable Remainder Trust, 9,750 shares held by the Elizabeth C. Cook 1997 Charitable Remainder Trust, 15,454 shares held by the Wild Oats Community Foundation, 10,290 shares held by the Ian Patrick Gilliland 1993 Trust, 635,788 shares held by the Gilliland/Cook Family Partnership, LLLP, and 10,290 shares held by the Stella Elizabeth Gilliland 1993 Trust. Ms. Cook disclaims beneficial ownership of the 1,330,754 shares held by the trusts (other than the Elizabeth C. Cook 1997 Charitable Remainder Trust), Mr. Gilliland, the Family Partnership and Foundation.

(5) Consists of 1,567,885 shares held of record by Chase Venture Capital Associates, L.P., a California limited partnership ("CVCA"), 12,000 shares held by Mr. Ferguson and 14,172 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by Mr. Ferguson. The general partner of CVCA is Chase Capital Partners, a New York general partner ("CCP"), of which Mr. Ferguson is one of several general partners. Mr. Ferguson disclaims beneficial ownership of the shares owned by CVCA except to the extent of his pecuniary interests therein arising from his general partnership interest therein. Certain stockholders have entered into a Stockholders Agreement under which they have agreed, in certain circumstances, to vote for the nominee of Chase for election to the Board. See "Certain Transactions." Chase disclaims beneficial ownership of the shares voted in favor of its nominee, David Ferguson.

(6) Consists of 1,010 shares and 14,172 shares subject to stock options that are exercisable within 60 days of September 1, 1999, held by Mr. McElwee.

(7) Consists of 49,985 shares and 33,356 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by Mr. Shields.

(8) Consists of 20,428 shares held by Mr. Chamberlain and 30,895 shares subject to stock options that are exercisable within 60 days of September 1, 1999.

(9) Consists of 12,923 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by Mr. Devine.

(10) Consists of 5,426 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by Mr. Siegel.

(11) Consists of 1,473 shares and 27,726 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by Mr. Lee.

(12) Consists of 1,208 shares and 22,411 shares subject to stock options exercisable within 60 days of September 1, 1999 held by Ms. Lewis.

(13) Consists of 505 shares and 2,400 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by Mr. Feldman.

(14) Includes shares included pursuant to Notes 3 through 13, and includes 1,608 shares held in the aggregate by Freya R. Brier, John E. Lauderbach, and Nancy Casey, and 6,676 shares subject to stock options that are exercisable within 60 days of September 1, 1999 held by certain officers.

                         PROPOSAL TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

         The Board has approved and recommended that the stockholders consider and approve an amendment to paragraph A of Article IV of the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), which amendment would increase the number of authorized shares of Common Stock from 20,000,000 to 60,000,000. A copy of the Certificate of Amendment to the Certificate for this amendment is annexed to this Proxy Statement as Exhibit A. The Company currently has authorized 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of September 1, 1999, there were issued and outstanding 13,292,690 shares of Common Stock and no shares of Preferred Stock. An aggregate of 1,673,431 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Incentive Plan, the Employee Stock Purchase Plan and exercise of an outstanding warrant to purchase common stock. This leaves a balance of 5,033,879 authorized shares of Common Stock available for issuance as of September 1, 1999. If the proposed amendment to the Certificate is approved, the number of authorized but unissued and unreserved shares of Common Stock would be increased by 40,000,000 shares to a total of 45,033,879 shares.

         The Board considers the proposed amendment desirable because it would give the Board the necessary flexibility to issue Common Stock in connection with future stock dividends and splits, acquisitions, financings and employee benefits and for other general corporate purposes without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company's securities are the listed. In particular, the Board is considering a stock split to be effected as a stock dividend depending on the market and certain other considerations. The size and timing of a stock split has not been determined and no assurance can be given that a stock split will be authorized.

           The Board of Directors recommends a vote FOR this Proposal.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors


                                       Mary Beth Lewis
                                       Secretary
September 14, 1999

                                    EXHIBIT A


                           Certificate of Amendment to
              Amended and Restated Certificate of Incorporation of
                             Wild Oats Markets, Inc.

         Wild Oats Markets, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         1........The amendment set forth below was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         2........Paragraph A of Article IV of the Amended and Restated
Certificate of Incorporation is hereby amended to read in its entirety as follows:

         " (a) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Eighty Million (80,000,000) of which Seventy-Five Million (75,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $.001 per share and the Preferred Stock shall have a par value of $.001 per share.

         3........All other provisions of the Amended and Restated Certificate of Incorporation not amended hereby shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this __ day of ____, 1999.


                                             WILD OATS MARKETS, INC.




                                             By: _______________________________

There are two ways to vote your Proxy
                                                 -----------------------
Your telephone vote authorizes the Named           COMPANY #
Proxies to vote your shares in the same manner     CONTROL #
as if you marked, signed and returned your       -----------------------
proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
* Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Wild Oats Markets, Inc., co Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-9397.

            IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD


                             * Please detach here *

          The Board of Directors Recommends a Vote FOR the Proposal

Proposal to Increase the Number of Authorized Shares
    of Common Stock:                      [_] For  [_] Against  [_] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL. Address Change? Mark Box [_] Date _______________ Indicate changes below:

                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature(s) in Box Please sign exactly
                                        as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the Proxy.





                             WILD OATS MARKETS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             Friday, October 22, 1999
                                    1:00 p.m.
                               3375 Mitchell Lane
                                Boulder, CO 80301

Wild Oats Markets, Inc.
3375 Mitchell Lane, Boulder CO 80301                                       proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Special Meeting on October 22, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on this proxy.

If no choice is specified, the proxy will be voted "FOR" the proposal.

By signing the proxy, you revoke all prior proxies and appoint Michael C. Gilliland and John A. Shields, or either one of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

                      See reverse for voting instructions.